UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

SKYWORKS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5560 (Commission File Number)	04-2302115 (IRS Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts 01801
(Address of principal executive offices) (Zip Code)

(781) 376-3000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to 2005 Long-Term Incentive Plan
On March 30, 2006, the stockholders of Skyworks Solutions, Inc. (the “Company”) approved an amendment to the Company’s 2005 Long-Term Incentive Plan (“2005 LTIP”) increasing by 10,000,000, from 5,000,000 to 15,000,000, the number of shares of the Company’s common stock authorized for issuance thereunder. Except for the increase in the number of shares issuable under the 2005 LTIP, the terms of the plan remain unchanged.
Amendment to 2002 Employee Stock Purchase Plan
On March 30, 2006, the Company’s stockholders approved an amendment to the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”) increasing by 2,000,000, from 1,880,000 to 3,880,000, the number of shares of the Company’s common stock authorized for issuance thereunder. Except for the increase in the number of shares issuable under the ESPP, the terms of the plan remain unchanged.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.
	By:	/s/ Allan M. Kline
Date: April 5, 2006		Allan M. Kline
Chief Financial Officer